UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 27, 2010, the Annual Meeting of Hibbett Sports, Inc. (Company) was held.  The following proposals were submitted by the Board of Directors to a vote of stockholders of the Company and the final results of the voting on each proposal are presented below.

Proposal Number 1 – Election of Directors

The following three Directors were nominated to serve as Class II Directors for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2013 or until their successor is elected and qualified.  The three Directors, were elected as Directors of the Company, as represented by the votes below:

Nominee	For	Withheld	Non-Votes
Michael J. Newsome	26,462,116	508,113	757,391
Carl Kirkland	26,124,661	845,568	757,391
Thomas A. Saunders III	26,131,559	838,670	757,391

Proposal Number 2 – Selection of Independent Registered Public Accounting Firm

The Stockholders were asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal year 2011 ending January 29, 2011.  The appointment was ratified by a majority of votes cast, as indicated below:

For	Against	Abstain	Non-Votes
27,555,203	169,862	2,555	--

Proposal Number 3 – Re-approval of Performance-Based Compensation Under the 2005 Equity Incentive Plan

The Stockholders were asked to re-approve the measures used in establishing goals for performance-based awards, as well as the limits applicable to such awards, as contained in the 2005 Equity Incentive Plan (EIP).  The voters re-approved such measures by a majority of votes cast, as indicated below:

For	Against	Abstain	Non-Votes
26,590,040	373,762	6,427	757,391

Proposal Number 4 – Approval of Amendment to the 2005 Equity Incentive Plan

The Stockholders were asked to approve an amendment to the EIP that increased the number of shares that could be granted under the EIP by 750,000 shares.  The voters approved the amendment by a majority of votes cast, as indicated below:

For	Against	Abstain	Non-Votes
26,313,816	648,160	8,253	757,391

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ Gary A. Smith
Gary A. Smith
June 7, 2010		Senior Vice President and Chief Financial Officer